Exhibit 10.1

UNITED STATES OF AMERICA

Before the

OFFICE OF THRIFT SUPERVISION

)
In the Matter of	)	Order No.: WN-11-003
)
)
SOUTHWEST SECURITIES, FSB	)	Effective Date: February 4, 2011
)
Dallas, Texas	)
OTS Docket No. 08287)
)

ORDER TO CEASE AND DESIST

WHEREAS, Southwest Securities, FSB, Dallas, Texas, OTS Docket No. 08287 (Association), by and through its Board of Directors (Board), has executed a Stipulation and Consent to the Issuance of an Order to Cease and Desist (Stipulation); and

WHEREAS, the Association, by executing the Stipulation, has consented and agreed to the issuance of this Order to Cease and Desist (Order) by the Office of Thrift Supervision (OTS) pursuant to 12 U.S.C. § 1818(b); and

WHEREAS, pursuant to delegated authority, the OTS Regional Director for the Western Region (Regional Director) is authorized to issue Orders to Cease and Desist where a savings association has consented to the issuance of an order.

NOW, THEREFORE, IT IS ORDERED that:

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Cease and Desist.

1.     The Association, its institution-affiliated parties,1 and its successors and assigns shall cease and desist from any action (alone or with others) for or toward causing, bringing about, participating in, counseling, or aiding and abetting the unsafe or unsound banking practices, as described more fully in the OTS Report of Examination, dated September 20, 2010 (2010 ROE), that resulted in operating the Association with inadequate earnings to augment capital and to cover losses; and with an excessive level of adversely classified loans or assets.

2.     The Association, its institution-affiliated parties, and its successors and assigns shall also cease and desist from any action (alone or with others) for or toward causing, bringing about, participating in, counseling, or aiding and abetting violations of the following regulations:

(a)     12 C.F.R. § 560.160 (failure to classify assets); and

(b)     12 C.F.R. § 560.170(d) (failure to undertake appropriate administration and monitoring of loans).

Capital.

3.     Effective immediately, the Association shall have and maintain a Tier 1 (Core) Capital Ratio equal to or greater than eight percent (8%) after the funding of an adequate Allowance for Loan and Lease Losses (ALLL) and a Total Risk-Based Capital Ratio equal to or greater than twelve percent (12%).2

[1]	The term “institution-affiliated party” is defined at 12 U.S.C. § 1813(u).
[2]	The requirement in Paragraph 3 to have and maintain a specific capital level means that the Association may not be deemed to be “well-capitalized” for purposes of 12 U.S.C. §1831o and 12 C.F.R. Part 565, pursuant to 12 C.F.R. §565.4(b)(1)(iv).

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Capital Plan.

4.     By March 31, 2011, the Association shall submit to the Regional Director for review and comment a written plan for the period beginning with the quarter beginning January 1, 2011 through the quarter ending December 31, 2013 to maintain the Association’s capital at the levels prescribed in Paragraph 3 of this Order (Capital Plan). At a minimum, the Capital Plan shall:

(a)     identify the specific sources of additional capital and the timeframes and methods by which additional capital will be raised, including specific target dates and corresponding capital levels;

(b)     detail the Association’s capital preservation and enhancement strategies with specific narrative goals;

(c)     address the requirements and restrictions imposed by this Order relating to capital under three (3) different forward-looking scenarios involving progressively stressed economic environments;

(d)     address all corrective actions set forth in the 2010 ROE relating to capital;

(e)     include detailed quarterly financial projections, including Tier 1 (Core) and Total Risk-Based Capital Ratios, beginning with the quarter ending March 31, 2011 through the quarter ending December 31, 2013;

(f)     address the Association’s level of classified assets, ALLL, earnings, asset concentrations, liquidity needs, and trends in the foregoing areas; and

(g)     address current and projected trends in real estate market conditions.

5.     Upon receipt of written notification from the Regional Director that the Capital Plan is acceptable, the Association shall implement and adhere to the Capital Plan. A copy of the

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Capital Plan and the Board meeting minutes reflecting the Board’s adoption thereof shall be provided to the Regional Director within ten (10) days after the Board meeting.

6.     Within forty-five (45) days after the end of each quarter, beginning with the quarter ending March 31, 2011, or in accordance with time frames established by the Regional Director in writing, the Association shall submit to the Board a report detailing the Association’s compliance with the Capital Plan (Capital Report). At a minimum, the Capital Report shall include:

(a)     a comparison of actual operating results to projected results;

(b)     detailed explanations of any material deviations;3 and

(c)     a discussion of specific corrective actions or measures that have been or will be implemented to address each material deviation.

The Board’s review of the Capital Report shall be documented in the Board meeting minutes. Within ten (10) days after the Board meeting, the Association shall submit a copy of the Capital Report and the Board meeting minutes reflecting the Board’s review of the Capital Report to the Regional Director.

7.     Within fifteen (15) days after: (a) the Association fails to meet the capital requirements prescribed in Paragraph 3; (b) the Association fails to submit a Capital Plan prescribed in Paragraph 4; (c) the Association fails to comply with the Capital Plan prescribed in Paragraph 4; or (d) any written request from the Regional Director, the Association shall submit a written Contingency Plan that is acceptable to the Regional Director.

8.     The Contingency Plan shall detail the actions to be taken, with specific time frames, to

[3]

A deviation shall be considered material under this Paragraph of the Order when the Association: determines that it needs to adjust its identified sources of additional capital, timeframes, methods, or target dates by which it will raise capital.

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achieve one of the following results by the later of the date of receipt of all required regulatory approvals or sixty (60) days after the implementation of the Contingency Plan: (a) merger with, or acquisition by, another federally insured depository institution or holding company thereof; or (b) voluntary dissolution by filing an appropriate application with the OTS in conformity with applicable laws, regulations and regulatory guidance.

9.     Upon receipt of written notification from the Regional Director, the Association shall implement and adhere to the Contingency Plan immediately. The Association shall provide the Regional Director with written status reports detailing the Association’s progress in implementing the Contingency Plan by no later than the first (1st) and fifteenth (15th) of each month following implementation of the Contingency Plan.

Business Plan.

10.     Effective immediately, the Association shall implement and adhere to the Business Plan previously submitted by the Association, dated November 9, 2010.

11.     Any material modifications4 to the Business Plan must receive the prior written non-objection of the Regional Director. The Association shall submit proposed material modifications to the Regional Director at least forty-five (45) days prior to implementation.

12.     Within forty-five (45) days after the end of each quarter, beginning with the quarter ending March 31, 2011, the Board shall review quarterly variance reports on the Association’s compliance with the Business Plan (Business Plan Variance Reports). The Business Plan Variance Reports shall:

[4]	A modification shall be considered material under this Paragraph of the Order if the Association plans to: (a) engage in any activity that is inconsistent with the Business Plan; or (b) exceed the level of any activity contemplated in the Business Plan or fail to meet target amounts established in the Business Plan by more than ten percent (10%), unless the activity involves assets risk-weighted fifty percent (50%) or less, in which case a variance of more than twenty-five percent (25%) shall be deemed to be a material modification.

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(a)     identify variances in the Association’s actual performance during the preceding quarter as compared to the projections set forth in the Business Plan;

(b)     contain an analysis and explanation of identified variances; and

(c)     discuss the specific measures taken or to be taken to address identified variances.

13.     A copy of each Business Plan Variance Report and Board meeting minutes detailing the Board’s review shall be provided to the Regional Director within ten (10) days after the Board meeting.

Classified Assets.

14.     Effective immediately, the Association shall implement and adhere to the Classified Asset Reduction Plan previously submitted by the Association, dated November 9, 2010.

15.     Effective immediately, the Association shall develop individual written specific workout plans for each classified asset in excess of five hundred thousand dollars ($500,000) (Asset Workout Plans).

16.     Within forty-five (45) days after the end of each quarter, beginning with the quarter ending March 31, 2011, the Association shall submit a quarterly written asset status report (Quarterly Asset Report) to the Board. The Board’s review of the Quarterly Asset Report shall be documented in the Board meeting minutes. The Quarterly Asset Report shall include, at a minimum:

(a)     the current status of all Asset Workout Plans;

(b)     a comparison of classified assets to Tier 1 (Core) capital plus ALLL and Total Risk-Based capital;

(c)     a comparison of classified assets at the current quarter end with the preceding quarter;

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(d)     a breakdown of classified assets by type and risk factor;

(e)     an assessment of the Association’s compliance with the Classified Asset Reduction Plan;

(f)     a discussion of the actions taken during the preceding quarter to reduce5 the Association’s level of classified assets; and

(g)     any recommended revisions or updates to the Classified Asset Reduction Plan.

17.     Within forty-five (45) days after the end of each quarter, a copy of the Quarterly Asset Report shall be provided to the Regional Director.

Internal Asset Review and Classification.

18.     By March 31, 2011, the Association shall engage a qualified, experienced, and independent third party, acceptable to the Regional Director,6 to perform a review of at least forty percent (40%) of the construction, multi-family, nonresidential, and land loan portfolios that were not classified substandard in the 2010 ROE and prepare a written report setting forth its findings (IAR Report). The IAR Report shall be completed by August 31, 2011 and include written detailed analysis for the loan classification of each asset over five hundred thousand dollars ($500,000). The IAR Report shall, at a minimum, address:

(a)     the accuracy and timely identification, classification, and reporting of the Association’s assets, including the designation of loans as special mention or the placement of loans on a watch list where a borrower’s credit standing has deteriorated;

[5]	For purposes of this Paragraph of the Order, the term “reduce” means to collect, sell, charge off, or improve the quality of an asset sufficient to warrant its removal from adverse criticism or classification.
[6]	For purposes of this Paragraph of the Order, to be acceptable to the OTS the consultant(s) must have extensive experience with the types of loans in the Association’s non-homogeneous portfolio and knowledge of applicable regulatory requirements related to the classification of assets.

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(b)     the adequacy of the Association’s internal asset review structure, policies, procedures, and practices (IAR System) in accordance with applicable regulatory guidance;

(c)     the adequacy and timeliness of the Association’s identification of potential credit weaknesses and relevant trends that may affect credit quality;

(d)     the adequacy of the Association’s reviews for compliance with internal loan policies, underwriting guidelines, and regulatory requirements, including, but not limited to, credit underwriting, documentation, and administration policies and procedures;

(e)     the adequacy of the Association’s credit supervision and underwriting practices;

(f)     the adequacy of the Association’s cash flow analysis;

(g)     the accuracy, adequacy, and timeliness of information provided to the Board and Management7 to assess the adequacy of the ALLL;

(h)     the adequacy of the Association’s determination regarding impairment and ALLL under applicable accounting guidance; and

(i)     recommendations regarding the enhancement of the Association’s IAR System and loan documentation and monitoring practices.

19.     Within ten (10) days of the Board’s review of the IAR Report, and by no later than September 30, 2011, the Association shall submit to the Regional Director the IAR Report and the Board meeting minutes reflecting its review of the IAR Report and actions taken in response to the IAR Report (Board IAR Submission). The Board IAR Submission shall include, at a minimum: (a) a written schedule for implementation of corrective actions, including, but not

[7]	For purposes of this Order, the term “Management” is defined as one or more Senior Executive Officers and the term “Senior Executive Officer” is defined at 12 C.F.R. § 563.555.

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limited to, the adoption of revised policies and procedures; and (b) a list of Association personnel who are responsible for the implementation of the corrective actions.

Concentrations of Credit.

20.     By March 31, 2011, the Association shall revise and submit to the Regional Director for review and comment its written program for identifying, monitoring, and controlling risks associated with concentrations of credit (Revised Credit Concentration Program). At a minimum, the Revised Credit Concentration Program shall comply with all applicable laws, regulations and regulatory guidance, address all corrective actions set forth in the 2010 ROE relating to concentrations of credit, and include:

(a)     comprehensive concentration limits expressed as a percentage of Tier 1 (Core) Capital plus ALLL, and documentation of the appropriateness of such limits based on the Association’s risk profile and the performance of its loan portfolios;

(b)     specific review procedures and reporting requirements, including written reports to the Board, designed to identify, monitor, and control the risks associated with concentrations of credit and periodic market analysis for the various property types and geographic markets represented in its portfolio; and

(c)     a written action plan, including specific time frames, for bringing the Association into compliance with its concentration of credit limits.

21.     Upon receipt of written notification from the Regional Director that the Revised Credit Concentration Program is acceptable, the Association shall implement and adhere to the Revised Credit Concentration Program. The Board’s review and adoption of the Revised Credit Concentration Program shall be documented in the Board meeting minutes. A copy of the

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Revised Credit Concentration Program shall be provided to the Regional Director within ten (10) days of adoption by the Board.

22.     Within forty-five (45) days after the end of each quarter, beginning with the quarter ending March 31, 2011, the Board shall review the appropriateness of the Association’s concentration limits given current conditions and the Association’s compliance with its Revised Credit Concentration Program. The Board’s review of the Association’s Revised Credit Concentration Program shall be documented in the Board meeting minutes.

Operating Restrictions.

23.     Effective immediately, except with the prior written notice of non-objection of the Regional Director, the Association shall not originate or purchase, or commit to originate and purchase construction, nonresidential mortgage, or land loans, except:

(a)     construction loans to facilitate the sale of lots financed by the Association and loans for the purpose of the construction of homes that are pre-sold on lots financed by the Association, provided that the loan complies with the Association’s loan policy and all applicable laws, regulations, and regulatory guidance and the maximum loan-to-value ratio for the loan does not exceed eighty percent (80%);

(b)     owner-occupied residential construction loans to qualified customers who have a prior existing banking relationship with the Association and specifically request such loan from the Association, provided that the loan complies with the Association’s loan policy and all applicable laws, regulations, and regulatory guidance;

(c)     loans guaranteed by the Small Business Administration, provided that the loan complies with the Association’s loan policy and all applicable laws, regulations, and regulatory guidance;

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(d)     loans to facilitate the sale of real estate owned, provided that the loan complies with the Association’s loan policy and all applicable laws, regulations, and regulatory guidance; and

(e)     commercial real estate workouts in accordance with applicable laws, regulations, and regulatory guidance.

24.     The Association may also fund legally binding commitments to originate or purchase construction, nonresidential mortgage, or land loans that were executed prior to January 27, 2011. Within forty-five (45) days of the Effective Date of this Order, the Association shall provide the OTS with a schedule of all outstanding legally binding commitments as of January 27, 2011.

Management Oversight.

25.     By March 31, 2011, the outside directors8 of the Association shall conduct a management review as outlined in Paragraph 26 (Management Study) and submit the Management Study to the Board.

26.	The Management Study shall, at a minimum, include:

(a)     an assessment of the skills and experience possessed by the current members of the Board in connection with the Association’s risk profile and activities;

(b)     an assessment of the current Senior Executive Officers and other staff involved in the Association’s lending activities, taking into consideration the increase in Association’s level of classified assets and decline in the Association’s earnings;

[8]	For purposes of this Paragraph of the Order, the term “outside directors” shall mean all directors who are not Senior Executive Officers of the Association.

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(c)     an assessment of the Association’s current organizational structure and staffing levels of the Association;

(d)     the identification of present and future staffing requirements for: (i) each business line of the Association commensurate with the Association’s Business Plan, dated November 9, 2010; and (ii) completion of the corrective actions in the 2010 ROE and this Order;

(e)     the establishment of quantitative and qualitative standards by which the effectiveness of Senior Executive Officers will be measured; and

(f)     an assessment of the adequacy of communication between Senior Executive Officers and the Board, and of the quality and timeliness of reports to the Board.

27.     By May 30, 2011, the Board shall adopt a written plan to address any identified weaknesses or deficiencies noted in the Management Study and specific dates for the completion of corrective actions (Management Plan). Within ten (10) days after the Board meeting, the Board shall submit to the Regional Director a copy of the Management Plan and a copy of the Board meeting minutes reflecting the Board’s review of, and actions taken with respect to the Management Study.

Brokered Deposits.

28.     Effective immediately, the Association shall comply with the requirements of 12 C.F.R. § 337.6(b). The Association shall provide to the Regional Director a copy of any waiver request submitted to the Federal Deposit Insurance Corporation.

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Growth.

29.     Effective immediately, the Association shall not increase its total assets during any quarter in excess of an amount equal to net interest credited on deposit liabilities during the prior quarter without the prior written notice of non-objection of the Regional Director.

Dividends and Other Capital Distributions.

30.     Effective immediately, the Association shall not declare or pay dividends or make any other capital distributions, as that term is defined in 12 C.F.R. § 563.141, without receiving the prior written approval of the Regional Director in accordance with applicable regulations and regulatory guidance. The Association’s written request for approval shall be submitted to the Regional Director at least thirty (30) days prior to the anticipated date of the proposed declaration, dividend payment or distribution of capital.

Directorate and Management Changes.

31.     Effective immediately, the Association shall comply with the prior notification requirements for changes in directors and Senior Executive Officers set forth in 12 C.F.R. Part 563, Subpart H.

Employment Contracts and Compensation Arrangements.

32.     Effective immediately, the Association shall not enter into, renew, extend or revise any contractual arrangement relating to compensation or benefits for any Senior Executive Officer or director of the Association, unless it first provides the Regional Director with not less than forty-five (45) days prior written notice of the proposed transaction. The notice to the Regional Director shall include a copy of the proposed employment contract or compensation arrangement or a detailed, written description of the compensation arrangement to be offered to such officer or director, including all benefits and perquisites. The Board shall ensure that any contract,

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agreement or arrangement submitted to the Regional Director fully complies with the requirements of 12 C.F.R. Part 359, 12 C.F.R. §§ 563.39 and 563.161(b), 12 C.F.R. Part 570 – Appendix A, and OTS CEO Memorandum No. 354 (Interagency Guidance on Sound Incentive Compensation Policies), dated June 21, 2010.

33.     Effective immediately, the Association shall not make any bonus payments to, or otherwise increase the compensation of, any of its Senior Executive Officers or directors unless it first: (a) provides the Regional Director with not less than forty-five (45) days prior written notice of such proposed bonus or increase, including all documentation required to evaluate the proposed bonus or increase; and (b) receives written notice of non-objection to the proposed bonus or increase from the Regional Director.

Golden Parachute and Indemnification Payments.

34.     Effective immediately, the Association shall not make any golden parachute payment9 or prohibited indemnification payment10 unless, with respect to each such payment, the Association has complied with the requirements of 12 C.F.R. Part 359 and, as to indemnification payments, 12 C.F.R. § 545.121.

Third Party Contracts.

35.     Effective immediately, the Association shall not enter into any arrangement or contract with a third party service provider that is significant to the overall operation or financial condition of the Association11 or outside the Association’s normal course of business unless,

[9]	The term “golden parachute payment” is defined at 12 C.F.R. § 359.1(f).
[10]	The term “prohibited indemnification payment” is defined at 12 C.F.R. § 359.1(l).
[11]

A contract will be considered significant to the overall operation or financial condition of the Association where the annual contract amount equals or exceeds two percent (2%) of the Association’s total capital, where there is a foreign service provider, or where it involves information technology that is critical to the Association’s daily operations without regard to the contract amount.

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with respect to each such contract, the Association has: (a) provided the Regional Director with a minimum of forty-five (45) days prior written notice of such arrangement or contract and a written determination that the arrangement or contract complies with the standards and guidelines set forth in Thrift Bulletin 82a; and (b) received written notice of non-objection from the Regional Director.

Transactions with Affiliates.

36.     Effective immediately, the Association shall not engage in any new transaction with an affiliate unless, with respect to each such transaction, the Association has complied with the notice requirements set forth in 12 C.F.R. § 563.41(c)(4), which shall include the information set forth in 12 C.F.R. § 563.41(c)(3). The Board shall ensure that any transaction with an affiliate for which notice is submitted pursuant to this Paragraph, complies with the requirements of 12 C.F.R. § 563.41 and Regulation W, 12 C.F.R. Part 223.

Violations of Law.

37.     By April 30, 2011, the Association shall ensure that all violations of law and/or regulation discussed in the 2010 ROE are corrected and that adequate policies, procedures and systems are established or revised and thereafter implemented to prevent future violations.

Board Oversight of Compliance with the Order.

38.     Effective immediately, the Board shall monitor and coordinate the Association’s compliance with the provisions of this Order and the completion of all corrective actions required in the 2010 ROE. The Board shall review and adopt all policies and procedures required by this Order prior to submission to the Regional Director.

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39.     Within thirty (30) days after the end of each quarter, beginning with the quarter ending March 31, 2011, the Association shall prepare a written compliance progress report for the Board (Compliance Tracking Report). The Compliance Tracking Report shall, at a minimum:

(a)     separately list each corrective action required by this Order and the 2010 ROE;

(b)     identify the required or anticipated completion date for each corrective action; and

(c)     discuss the current status of each corrective action, including the action(s) taken or to be taken to comply with each corrective action.

40.     Within forty-five (45) days after the end of each quarter, beginning with quarter ending March 31, 2011, the Board shall review the Compliance Tracking Report and all reports required to be prepared by this Order. Following its review, the Board shall adopt a resolution: (a) certifying that each director has reviewed the Compliance Tracking Report and all required reports; and (b) documenting any corrective actions adopted by the Board. A copy of the Compliance Tracking Report and the Board resolution shall be provided to the Regional Director within ten (10) days after the Board meeting.

41.     Nothing contained herein shall diminish the responsibility of the entire Board to ensure the Association’s compliance with the provisions of this Order.

Effective Date, Incorporation of Stipulation.

42.     This Order is effective on the Effective Date as shown on the first page. The Stipulation is made a part hereof and is incorporated herein by this reference.

Duration.

43.     This Order shall remain in effect until terminated, modified, or suspended by written notice of such action by the OTS, acting by and through its authorized representatives.

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Time Calculations.

44.     Calculation of time limitations for compliance with the terms of this Order run from the Effective Date and shall be based on calendar days, unless otherwise noted.

45.     The Regional Director, or an OTS authorized representative, may extend any of the deadlines set forth in the provisions of this Order upon written request by the Association that includes reasons in support for any such extension. Any OTS extension shall be made in writing.

Submissions and Notices.

46.     All submissions, including any reports, to the OTS that are required by or contemplated by this Order shall be submitted within the specified timeframes.

47.     Except as otherwise provided herein, all submissions, requests, communications, consents or other documents relating to this Order shall be in writing and sent by first class U.S. mail (or by reputable overnight carrier, electronic facsimile transmission or hand delivery by messenger) addressed as follows:

(a)     To the OTS:

Philip A. Gerbick, Regional Director

Attn: Vivian Carlton, Assistant Director

Office of Thrift Supervision

225 East John Carpenter Freeway, Suite 500

Irving, Texas 75062-2326

Facsimile: (972) 277-9501

(b)     To the Association:

Attn: John Holt, Chairman of the Board and CEO

Southwest Securities, FSB

1201 Elm Street, Suite 3500

Dallas, Texas 75270

Facsimile: (817) 861-9282

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No Violations Authorized.

48.    Nothing in this Order or the Stipulation shall be construed as allowing the Association, its Board, officers, or employees to violate any law, rule, or regulation.

IT IS SO ORDERED.

OFFICE OF THRIFT SUPERVISION

By:	/s/ Philip A. Gerbick
Philip A. Gerbick
Regional Director, Western Region

Date: See Effective Date on page 1

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